                                                                    EXHIBIT 99.5

                              EMPLOYMENT AGREEMENT

            This Agreement is entered into effective as of this 29th day of April,
2003, by and between Lone Star  Steakhouse & Saloon,  Inc., a  corporation  (the
"Corporation") and Gerald T. Aaron ("Employee").

                                    RECITALS

            WHEREAS, Employee agrees to serve as Senior Vice President - Counsel of the Corporation; and

            WHEREAS,  Employee is a principal  officer of the Corporation and an integral part of its management; and

            WHEREAS, the Corporation desires to engage the services of Employee, whose  experience,  knowledge  and  abilities  with  respect to the business and affairs of the Corporation are extremely valuable to the Corporation; and

            WHEREAS,  the  parties  hereto  desire to enter into this  Agreement setting forth the terms and conditions of the continued employment  relationship of the  Corporation  and  Employee  and to  supercede  and replace the  existing employment agreement between the Corporation and Employee dated March 22, 2000.

            NOW THEREFORE, it is agreed as follows:

                                    ARTICLE I

            1.1 EMPLOYMENT  AGREEMENT.  The Employment Agreement dated March 22,
2000, executed by the Corporation and Employee is hereby terminated and shall be superseded by this Agreement.

                                   ARTICLE II

            2.1 TERM OF  EMPLOYMENT.  The  Corporation  shall  initially  employ
Employee for a period of three years from the date hereof (the "Initial Term").

            2.2 EXTENSION OF INITIAL TERM. Upon each annual  anniversary date of this Agreement after the expiration of the Initial Term, this Agreement shall be extended  automatically for successive terms of one year each, unless either the

Corporation  or Employee  gives  contrary  written notice to the other not later than 90 days prior to the annual anniversary date thereof.

                                   ARTICLE III
                               Duties of Employee

            GENERAL  DUTIES.  Employee  shall serve as Senior  Vice  President -
Counsel of the  Corporation  or in such other position as the Board of Directors
(the "Board")  shall  determine.  He shall do and perform all services,  acts or things  necessary  or  advisable  to manage  and  conduct  the  business  of the
Corporation   consistent  with  such  position  subject  to  such  policies  and procedures as may be  established by the Chief  Executive  Officer or the Board.
Additionally,  Employee shall be responsible for all duties that may be required by the  Corporation  in connection  with any  securities  law or stock  exchange listing rules,  including,  without  limitation,  the Sarbanes-Oxley Act of 2002
("Sarbanes-Oxley  Act"), with such duties to include,  without  limitation,  the execution of any  certifications  required by the Corporation in connection with and/or pursuant to the Sarbanes-Oxley Act. Further,  Employee shall abide by the
Corporation's  Code of Ethics, as may be adopted by the Corporation from time to time.

            Employee shall: (i) devote his entire business time, attention,  and
energies  to  the  business  of  the  Corporation,   and,  (ii)  faithfully  and
competently  perform his duties  hereunder;  and, Employee shall not, during the term  of this  Agreement,  engage  in any  other  business  activity  except  as permitted by Article 9.

                                   ARTICLE IV
                                  Compensation

            4.1 SALARY.  For  Employee's  services to the  Corporation as Senior
Vice  President  - Counsel,  Employee  shall  initially  be paid a salary at the annual rate of $250,000,  (herein referred to as "Salary") payable bi-weekly. On the first day of each calendar year during the term of this  Agreement  with the
Corporation or on such other date as the Corporation  shall determine,  Employee shall be eligible for an increase in Salary based on recommendations made by the
Compensation Committee of the Board.

            4.2 BONUS.  Employee is eligible to  participate in the stock option plan of the employer and all bonus compensation plans, which may be offered from time to time.

                                    ARTICLE V
                                Employee Benefits

            5.1 USE OF AUTOMOBILE.  The Corporation shall provide, at the option of Employee,  with either the use of an automobile for business and personal use or a car allowance of to be specified by the  Corporation,  which  complies with
I.R.S.  Guidelines.  The  Corporation  shall  pay  all  expenses  of  operating, maintaining  and  repairing  the  automobile  and  shall  procure  and  maintain automobile  liability insurance in respect thereof,  with such coverage insuring each Employee for bodily injury and property damage.

            5.2 MEDICAL, LIFE AND DISABILITY INSURANCE BENEFITS. The Corporation
shall provide employee with the medical,  life and disability insurance benefits in accordance with the established benefit policies of the Corporation.

            5.3  BUSINESS  EXPENSES.  Employee  shall  be  authorized  to  incur reasonable  expenses for  promoting  the business of the  Corporation  including expenses for  entertainment,  travel,  and similar items. The Corporation  shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

            5.4 VACATIONS. Employee shall be entitled to an annual paid vacation commensurate  with the Corporation's  established  vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by Employee.

            5.5 RETIREMENT  PLANS.  Employee shall, to the extent  maintained by the  Corporation,  be entitled to  participate  in the  Corporation's  Qualified
401(k) plan and/or in the Corporation's Nonqualified Deferred Compensation plan, in accordance with the established policies of the Corporation and the terms and conditions of such plans.

            5.6  ADDITIONAL  BENEFITS.  Employee may also be eligible to receive any other benefits that may be offered to the Corporation's  similarly  situated employees,  in accordance  with and subject to the terms and  conditions of such benefits.

            5.7  DISABILITY.  Upon  disability (as defined  herein) of Employee,
Employee  shall be  entitled  to  receive  an amount  equal to 50% of his annual
Salary (in addition to any disability  insurance  benefits  received pursuant to
Section  5.2  herein),  such  amount  being paid  semi-monthly  in twelve  equal installments.

                                   ARTICLE VI
                                   Termination

            6.1 DEATH.  Employee's employment hereunder shall be terminated upon
Employee's death.

            6.2 DISABILITY.  The Corporation may terminate Employee's employment hereunder in the event  Employee is disabled and such  disability  continues for more than 180 days.  Disability shall be defined as the inability of Employee to render the services required of him under this Agreement as a result of physical or mental incapacity.

            6.3 CAUSE.

            (a) The Corporation may terminate  Employee's  employment  hereunder for Cause. For the purpose of this Agreement, "Cause" shall mean the (i) willful and  intentional  failure  by  Employee  to  substantially  perform  his  duties hereunder,  other than any failure  resulting from Employee's  incapacity due to physical or mental  incapacity,  or (ii)  commission by Employee,  in connection with his employment by the Corporation, of an illegal act or any act (though not illegal) which is not in the ordinary course of Employee's  responsibilities and which exposes the  Corporation  to a significant  level of undue  liability,  or
(iii) if Employee is convicted of or pleads no  contest/nolo  contendere  to any felony,  or (iv)  Employee  breaches any provision of Sections 9.1, 9.2 and 9.3.
For purposes of Subsections (i) and (ii) of this paragraph, no act or failure to act on  Employee's  part shall be considered to have met either of the preceding tests unless done or omitted to be done by Employee not in good faith  without a reasonable  belief that his action or omission  was in the best  interest of the
Corporation. "Cause" shall also include Employee's willful or material violation of, or  noncompliance  with, any securities law or stock exchange  listing rules relating to or affecting the  Corporation in any material  respects,  including, without limitation,  the Sarbanes-Oxley Act, and including,  without limitation, non-execution by Employee of any certifications requested by the Corporation for
similarly   situated  employees  in  connection  with  and/or  pursuant  to  the
Sarbanes-Oxley Act.

            (b) Notwithstanding  the foregoing,  Employee shall not be deemed to have been  terminated for Cause unless and until there shall have been delivered to Employee a copy of a  resolution,  duly adopted by the  majority  vote of the
Board.

            6.4  COMPENSATION  UPON TERMINATION FOR CAUSE OR UPON RESIGNATION BY
EMPLOYEE.  If Employee's employment shall be terminated for Cause or if Employee shall  resign his  position  with the  Corporation,  the  Corporation  shall pay
Employee's  compensation  only through the last day of Employee's  employment by the  Corporation.  The  Corporation  shall  then have no further  obligation  to
Employee under this Agreement.

            6.5  INVOLUNTARY  TERMINATION.  If (i)  Employee  is  terminated  by
Corporation  at any time prior to the  termination of this Agreement for reasons other  than Cause (as  defined  herein),  or (ii)  Corporation  gives  notice to
Employee, in accordance with Section 2.2 herein, that this Agreement will not be renewed,  and Employee executes a standard general mutual release by and between
Employee and the Corporation;

            Employee shall be paid, over the ensuing six (6) month period, a sum equal to the cash  compensation paid to him excluding all bonuses of any kind by
Corporation for the six (6) month period immediately  preceding such termination or non-renewal.  Such six (6) month period, as the case may be, shall begin: (i)
on the date of termination in the case of termination of Employee's  employment;
or (ii) on the date notice of non-renewal is given in the case of termination of this  Agreement  not  accompanied  by  simultaneous  termination  of  Employee's employment with the Corporation.

                                   ARTICLE VII
                  NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT
                           ON OTHER CONTRACTUAL RIGHTS

            7.1 NO  MITIGATION.  Employee  shall  not be  required  to  mitigate damages or the  amount of any  payment  provided  for under  this  Agreement  by seeking  other  employment  or  otherwise,  nor shall the amount of any  payment provided  for under this  Agreement  be reduced  by any  compensation  earned by
Employee  as the result of  employment  by  another  employer  after  Employee's termination or resignation.

            7.2 OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement,  and any  payment  provided  for  hereunder,  shall not reduce  any amount  otherwise payable,  or in any way diminish  Employee's  existing  rights,  or rights which would accrue  solely as a result of passage of time under any  employee  benefit plan or other  contract,  plan or arrangement of which Employee is a beneficiary or in which he participates.

                                  ARTICLE VIII
                          SUCCESSORS TO THE CORPORATION

            EMPLOYEE'S SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal  representatives,
executors,   administrators,   successors,  heirs,  distributees,  devisees  and
legatees.  If Employee  should die while any  amounts  are still  payable to him hereunder,  all such amounts, unless otherwise provided herein, shall be paid in accordance  with the terms of this Agreement to Employee's  devisee,  legatee or other designee or, if there be no such designee, to Employee's estate.

                                   ARTICLE IX
                            RESTRICTIONS ON EMPLOYEE

            9.1 NON-DISCLOSURE.  (a) Employee  acknowledges that, because of his duties and his  position of trust  under this  Agreement,  Employee  will become familiar with trade secrets (including, but not limited to, marketing objectives and strategies,  financial reporting,  management systems, recipes,  procedures, business methods,  processes and financial  information) and other  confidential information  (including,  but not limited to, operating  methods and procedures, secret lists of actual and potential sources of supply, customers and employees, costs,  profits,  markets,  sales and plans for future  developments) (the trade secrets and other confidential information being referred to herein as "Business
Information")  which are valuable  assets and property rights of the Corporation and not publicly known.  Except in connection with the performance of his duties for the  Corporation,  Employee  agrees that he will not during the term of this
Agreement  and at any time  after  for a  period  of ten (10)  years  after  the termination hereof, either directly or indirectly,  individually or jointly with others, for the benefit of Employee or any third party, publish,  disclose, use, or authorize anyone else to publish,  disclose, or use, any Business Information or any  information  relating to any aspect of the business or operations of the
Corporation,  including,  but not limited to any secret or Business  Information relating  to the  business,  customers,  trade or  industrial  practices,  trade secrets,  technology,  recipes  or  know-how  of the  Corporation  or any  facts concerning the systems,  methods,  procedures or plans  developed or used by the
Corporation  and its  subsidiaries  and  Affiliates  (as  hereinafter  defined).
Employee agrees to retain all such Business  Information in a fiduciary capacity for the sole  benefit of the  Corporation,  its  successors  and  assigns.  Upon termination  of his  employment  by the  Corporation  or at any  time  that  the
Corporation  may so request  Employee  will  surrender  to the  Corporation  all non-public papers,  notes,  reports and other documents (and all copies thereof)

relating to the  business of the  Corporation  which he may then possess or have under his control.

            (b) To the extent  that  Employee  has  generated  or will  generate during the course of his employment  works of authorship  (which shall be deemed to be "works for hire"), copyrightable material,  inventions,  trademarks, trade dress or other intellectual  property  (hereinafter  collectively referred to as
"Intellectual  Property"),  such Intellectual  Properly shall be the property of the  Corporation.  In the event  that the  "works  for hire"  doctrine  is found inapplicable,  all such Intellectual  Properly,  and all rights therein, will be and are hereby deed to be,  assigned and  transferred  by this  Agreement to the
Corporation,  its successors  and assigns.  The  Corporation,  its successor and assigns,  will  have the  exclusive  right to  obtain  copyright  patent  and/or trademark  registrations  or  other  protection  of  the  Intellectual  Property
(including without limitation,  maintaining such Intellectual  Property as trade secrets) in the  Corporation's  own name,  or in the names of the  Corporation's successors  or  assigns,  as  inventor,  author  and/or  owner and to secure any renewals  and  extension  of  such  protection  throughout  the  world.  If  the
Corporation chooses to maintain any part or all of the Intellectual  Property as a trade secrets,  the  Corporation  shall so inform  Employee and Employee shall maintain such  Intellectual  Property as  confidential to the extent required by this paragraph. Employee further agrees as follows:

                        (i)  Employee  hereby  acknowledges  that he  retain  no
            rights  whatsoever with respect to the  aforementioned  Intellectual
            Property, including but not limited to, any rights to reproduce such
            Intellectual  Property,  or to make,  have  made,  use  and/or  sell products  based upon the  Intellectual  Property,  or  otherwise  to prepare derivatives thereof, to file patent,  copyright or trademark applications  with  respect  thereto,  to  distribute  copies of any
            Intellectual  Property in any manner whatsoever,  to exhibit, use or display any such Intellectual Property publicly or otherwise,  or to license  or  assign  to any  third  party the right to do any of the foregoing; and

                        (ii) Employee will without further  remuneration (except
            for out-of-pocket  expenses),  execute and deliver any documents and
            give  any   assistance  as  may  be  reasonably   requested  by  the
            Corporation  to effect  the  ownership  rights as  provided  in this
            Agreement or otherwise to further the purposes of this paragraph.

            9.2  NON-SOLICITATION.  (a) Except in the  performance of his duties hereunder,  at no time  during  the term of this  Agreement  and for a period of
twenty-four  (24)  months   thereafter  such  Employee  shall  not  directly  or

indirectly,  employ or seek to employ,  target or assist  others in employing or seeking to employ directly or indirectly any employee of the Corporation.

            (b) In  addition  during  the  term of this  Agreement  and for such twenty-four (24) months  thereafter,  Employee shall not influence or attempt to influence  customers or suppliers  of the  Corporation  or any of its present or future subsidiaries or Affiliates, either directly or indirectly to divert their business to any individual,  partnership, firm, corporation or other entity then in direct or indirect  competition with the business of the Corporation,  or any subsidiary or Affiliate of the Corporation.

            9.3  NON-COMPETITION.  During  the  term of this  Agreement  and for twenty-four (24) months  thereafter,  regardless of any termination  pursuant to
Article 6 or any voluntary  termination  or  resignation  by Employee,  Employee shall not in any  capacity  whatsoever,  individually  or jointly  with  others, directly  or  indirectly,  whether  for his own account or for that of any other person or entity be  employed  by,  engage in,  serve as an  officer,  director, consultant,  agent, partner, proprietor or other participant, or own or hold any ownership  interest in any person or entity  engaged in a  restaurant  business, which  features  steak and where steak  sales,  as a  percentage  of food sales, exceed  thirty  percent  (30%) which  restaurant  business  is located  within a
twenty-five   mile  radius  of  any  existing  Lone  Star  Steakhouse  &  Saloon restaurant,  Del  Frisco's  Double  Eagle  Steak  House  restaurant,  Sullivan's
Steakhouse  restaurant  or  Frankie's  Italian  Grille  restaurant  without  the
Corporation's written consent.

            For  the  purposes  of  this   Agreement,   "Affiliate(s)"   of  the
Corporation  shall mean any person that directly,  or indirectly  through one or more  intermediaries,  controls or is controlled  by, or is under common control with the  Corporation,  including but not limited to the executive  officers and directors of the Corporation.

                                    ARTICLE X
                            UNIQUENESS OF PROVISIONS

            The provisions of Article 9 of this Agreement are of a unique nature and of extraordinary value and of such a character that a material breach of the provisions of Article 9 of this Agreement by Employee will result in irreparable damage and injury to the Corporation for which the Corporation will not have any adequate  remedy  at law.  Therefore,  in the event  that  Employee  commits  or threatens to commit any such breach, the Corporation will have (a) the right and remedy  to have  the  provision  of  Article  9 of this  Agreement  specifically enforced by any court having  equity  jurisdiction,  it being agreed that in any proceeding for an  injunction,  and upon any motion for a temporary or permanent injunction,  Employee's  ability  to  answer  in  damages  shall not be a bar or interposed as a defense to the granting of such injunction and (b) the right and remedy to require Employee to account for and to pay over to the Corporation all
compensation,   profits,  monies,   accruals,   increments  and  other  benefits
(hereinafter  referred to collectively as the "Benefits") derived or received by him  as a  result  of  any  transactions  constituting  a  breach  of any of the provisions of Article 9 of this Agreement, and Employee hereby agrees to account for and pay over  such  Benefits  to the  Corporation.  Each of the  rights  and remedies  enumerated in Article 9 above shall be independent  of the other,  and shall be severally enforceable,  and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies  available to the
Corporation on law or in equity.

                                   ARTICLE XI
                                  MISCELLANEOUS

            11.1 INDEMNIFICATION. To the full extent permitted by law, the Board shall authorize the payment of expenses  incurred by or shall satisfy  judgments or fines  rendered  or  levied  against  Employee  in any  action  brought  by a third-party  against  Employee  (whether or not the  Corporation  is joined as a party  defendant)  to impose any  liability  or penalty on Employee  for any act alleged to have been  committed by Employee  while  employed by the  Corporation unless Employee was acting with gross negligence or willful misconduct. Payments authorized  hereunder  shall  include  amounts  paid and  expenses  incurred  in settling any such action or threatened action.

            11.2  ARBITRATION.  The parties agree that any  disputes,  claims or controversy  of any kind arising out of this  Agreement or out of the employment relationship  between  Employee  and  the  Corporation  shall  be  submitted  to arbitration. Employee simultaneously with the execution of this Agreement and as a condition to the Corporation agreeing to enter into this Agreement,  agrees to execute an  agreement  acknowledging  the  Corporation's  Mandatory  Arbitration
Policy. The arbitration hearing shall take place in the State of Kansas.

            11.3   NOTICES.   All   notices,   requests,   demands   and   other
communications  hereunder,  must be in writing  and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such  communication is mailed within the continental United
States by first class certified mail, return receipt requested, postage prepaid, to the other party.

            11.4 WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

            11.5 AMENDMENT. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto.

            11.6 VALIDITY. This Agreement, having been executed and delivered in the State of Kansas, its validity,  interpretation,  performance and enforcement will be governed by the laws of that state.

            11.7 ARTICLE HEADINGS.  Article and other headings contained in this
Agreement  are for  reference  purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            11.8 COUNTERPART EXECUTION. This Agreement may be executed in two or more counterparts,  each of which shall be deemed an original,  but all of which together shall constitute but one and the same instrument.

            11.9  EXCLUSIVITY.   Specific   arrangements  referred  to  in  this
Agreement  are not  intended to exclude  Employee's  participation  in any other benefits  available  to  executive  personnel  generally  or to  preclude  other compensation or benefits as may be authorized by the Board from time to time.

            11.10 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable,  the remaining  provisions  shall  nevertheless  continue in full force without being impaired or invalidated in any way.

                                   ARTICLE XII

            12.1  RELEASE.  Employee  understands,  intends and agrees that this
Section 12  constitutes  full,  complete and final  satisfaction  of all claims, demands,  lawsuits or actions of any kind, whether known or unknown, against the
Corporation  and/or its respective  directors,  officers or employees  (with the
Corporation,  collectively,  the "Released  Persons"),  from the commencement of
Employee's  employment  with the  Corporation  and arising at any time up to and including the date of this Agreement,  and Employee hereby forever releases each
Released Person from all such matters.  This includes,  but is not limited to, a release of claims,  demands,  lawsuits  and actions of any kind  relating to any employment or application for employment,  claims relating to resignation and/or cessation of employment,  claims alleging breach of contract of any tort, claims

                                       10

for  wrongful  termination,  defamation,  intentional  infliction  of  emotional distress,  personal injury, violation of public policy and/or negligence related to employment or resignation,  claims under Title VII of the Civil Rights Act of
1964, as amended,  the Age Discrimination in Employment Act of 1967, as amended, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the
Employee  Retirement  Income  Security  Act of  1974,  as  amended,  the  Worker
Adjustment and Retraining  Notification Act, the Family and Medical Leave Act of
1993, or any other state, Federal or local law prohibiting  discrimination,  and claims based on any other law,  regulation,  or common law,  whether  before any
Federal,  state or local agency,  in any court of law or before any other forum.
Notwithstanding the foregoing, Employee's release shall not extend to any claims
(i) for benefits under employee plans that are qualified under Section 401(a) of the Internal  Revenue Code; (ii) for  compensation or benefits to which Employee is  entitled  under  this  Agreement;  or (iii)  for  indemnification  under the
Corporation's  policy on  indemnification or officers and directors and coverage under any related insurance policies.

            12.2  ADVICE,  TIME TO CONSIDER AND  REVOCATION.  Employee is hereby advised to consult with an attorney prior to executing this Agreement.  Employee hereby  represents  that he had a period of twenty-one (21) days within which to consider  the terms and  conditions  of this  Agreement  and  whether  or not to execute it. In  addition,  for a period of seven (7) days  following  Employee's execution of this Agreement,  he has the right to revoke this Agreement,  and no portion of this  Agreement  shall  become  effective or  enforceable  until such revocation period has expired.

            IN WITNESS WHEREOF,  the Corporation has caused this Agreement to be executed and its seal affixed hereto by its officers  thereunto duly authorized;
and  Employee has executed  this  Agreement,  as of the day and year first above written.

Attest                                      LONE STAR STEAKHOUSE &
                                            SALOON, INC., "CORPORATION"

By: /s/ John D. White                       By /s/ Jamie B. Coulter
    -----------------                          --------------------
    John D. White                              Jamie B. Coulter,
    Executive Vice President                   Chief Executive Officer

Witness

/s/                                         /s/
---------------------------------           ---------------------------------
                                            Gerald T. Aaron, "EMPLOYEE"

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